Exhibit 99.1

Corporate Communications mediarelations@aa.com Investor Relations investor.relations@aa.com

FOR RELEASE: Friday, April 17, 2026

Statement from American Airlines

FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) today issued the following statement:

We appreciate the leadership and strong support of President Trump, Secretary Duffy and numerous other leaders in the Administration who have demonstrated expertise and an ongoing commitment to continue to improve the world’s best aviation industry.

American Airlines is not engaged with or interested in any discussions regarding a merger with United Airlines. While changes in the broader airline marketplace may be necessary, a combination with United would be negative for competition and for consumers, and therefore inconsistent with our understanding of the Administration’s philosophy toward the industry and principles of antitrust law. Our focus will remain on executing on our strategic objectives and positioning American to win for the long term.

We look forward to continuing to work collaboratively with the Administration as it takes steps to strengthen the broader airline industry.

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